Exhibit 10.11

Year              Group Member of Benxi Iron & Steel Hot-rolled Product

Purchase and Sale Agreement

Party A: Bengang Steel Plates Co., Ltd.

Party B: Zhengxing Wheel Group Co., Ltd.

Party A and Party B, based on the principles of mutual benefit, have negotiated on an equal basis and reached the following agreement on the purchase of hot-rolled products in                      with an aim to establishing a long-term, stable and cooperative relationship:

1. Party B shall purchase a cumulative quantity of                      ton hot-rolled products from Party A for the period from January                      to December                     . Orders shall be placed via method of cargo concentration in port.

2. Party A’s pricing principles: to be priced based on the quality of products and in accordance with market prices.

3. Party B shall pay for the orders before the 28th of the preceding month (to be postponed accordingly on holidays and weekends). In special cases, the date notified by Party A shall be applicable. The contract price shall be increased by RMB30 per ton if the payment is delayed. A delay of payment beyond the last day of the preceding month shall be deemed as Party B’s failure to fulfill the contracted purchasing quantity for that month.

4. Party B shall make payments for the orders via acceptance bills.

5. Party B must fulfill the contracted purchasing quantity pursuant to Party A’s requirements. Otherwise, Party B shall become disqualified as a contracted client.

6. The hot-rolled products that Party B orders from Party A shall have specifications and materials that conform to the requirements of Party A’s production and equipment conditions. If Party B has any special requirements for Party A, the prices shall be increased accordingly.

7. In case of any residual quantity of ordered nonstandard products that is not fit for scale production, Party B shall agree to change the type and specification of the steel or cancel the residual quantity at Party A’s request.

8. Party B shall agree that Party A may adjust the contracted quantities of products manufactured on various production lines based on Party A’s actual production conditions and requirements.

9. If any shipment is delayed due to traffic controls, Party B shall notify Party A of any other destination or means of transportation in writing in a timely manner. Party B shall pick up its goods within three days in principle if the pickup delivery is adopted as per the contract. If the pickup is delayed for over five days for Party B’s reasons, a storage fee of RMB20 per ton shall be applied.

10. Party A shall supply products to Party B pursuant to this Agreement. If Party A has to reduce output due to equipment inspection and repairs, adjustment of plans and or other uncertainties, the contracted monthly sales quantity shall be reduced accordingly. If the contracted monthly quantity is increased due to Party A’s increased outputs, the additional quantity above the contracted quantity shall enjoy the terms and conditions as set forth in this Agreement.

11. If cargo delivery is delayed by over 30 days due to Party A’s reasons, the corresponding contract may be cancelled at Party B’s request and upon Party A’s approval. In this case, the contracted quantity shall be deemed to have been fulfilled.

12. Party A’s order notice given in each month shall be applicable in the performance of this Agreement.

13. Party B designates                      as its authorized representative and this is justified by the power of attorney issued by Party B’s legal representative. If such authorized representatives have to be changed in the performance of this Agreement, Party B shall issue relevant procedures and notify Party A in a timely manner.

14. Both parties shall cordially negotiate to settle other issues not covered herein.

15. The location where this Agreement is to be performed is Benxi City of Liaoning Province. Both parties shall negotiate to settle any dispute in the performance of this Agreement. Should such negotiations fail, the dispute shall be submitted to Benxi Municipal People’s Court.

16. This Agreement shall be applicable for contracts signed between January                      and December                     .

17. This Agreement is signed in duplicate and each party holds one copy. This Agreement shall take effect from the date when both parties affix their respective signatures and seals hereto (originals of this Agreement are valid; orders may be placed via faxes in                     ).

18. The sales department of Bengang Steel Plates Co., Ltd. enjoys the right of final interpretation of this Agreement.

Party A: Bengang Steel Plates Co., Ltd.	Party B: Zhengxing Wheel Group Co., Ltd.

Party A’s representative:	Party B’s representative:

Date: